UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POSITIVEID CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

                     [●], 2013

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of PositiveID Corporation, or the Company, which will be held on [●], 2013, at 8:00 a.m., Eastern Standard Time, at our principal executive offices located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445.

The enclosed notice of meeting identifies each business proposal for your action. These proposals and the vote the Board of Directors recommends are:

Proposal		Recommended Vote

1.

Authorization of the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors; and

FOR

2.	To transact such other business as may properly come before the meeting or at any adjournment thereof.	FOR

A Notice of Special Meeting, a form of proxy, and a Proxy Statement containing information about the matters to be acted on at the Special Meeting are enclosed.

If you plan to attend the meeting, please mark the appropriate box on your proxy card to help the Company plan for the meeting. You will need an admission card to attend the meeting. If your shares are registered in your name, you are a stockholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the meeting so that the Company can verify your ownership of the Company’s stock on the record date and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

Your vote is important regardless of the number of shares you own. The Company encourages you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the meeting as described above.

Sincerely,

WILLIAM J. CARAGOL

Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON              [●], 2013

TO THE STOCKHOLDERS OF POSITIVEID CORPORATION:

A 2013 Special Meeting of Stockholders of PositiveID Corporation, a Delaware corporation, or the Company, whose headquarters are located in Delray Beach, Florida, will be held at our principal executive offices located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445, on [●], 2013, at 8:00 a.m., Eastern Standard Time, for the following purposes:

1.   To authorize the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors; and

2.   To transact such other business as may properly come before the meeting and at any adjournment thereof.

The Board of Directors has fixed the close of business on [●], 2013 as the record date for the determination of stockholders entitled to receive notice of the meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the meeting and any adjournments or postponements of the meeting. The Company will make available a list of holders of record of the Company’s common stock as of the close of business on [●], 2013 for inspection during normal business hours at the offices of the Company, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445 for ten business days prior to the meeting. This list will also be available at the meeting.

By Order of the Board of Directors

WILLIAM J. CARAGOL

Chief Executive Officer

Delray Beach, Florida

                     [●], 2013

EACH STOCKHOLDER IS URGED TO VOTE PROMPTLY BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, USING THE TELEPHONE VOTING SYSTEM, OR ACCESSING THE WORLD WIDE WEB SITE INDICATED ON YOUR PROXY CARD TO VOTE VIA THE INTERNET. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on [●], 2013

The proxy statement and proxy card

are available at: www.proxyvote.com

PositiveID Corporation

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

PROXY STATEMENT

FOR A 2013 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2013

The Board of Directors of PositiveID Corporation, or the Company, a Delaware corporation, whose principal executive office is located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445, furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at a 2013 Special Meeting of Stockholders, or the Special Meeting. The Special Meeting will be held at our principal executive offices, on [●], 2013, at 8:00 a.m., Eastern Standard Time, subject to adjournment or postponement thereof. The proxies also may be voted at any adjournments or postponements of the Special Meeting. This proxy statement and the accompanying form of proxy are first being mailed to our stockholders on or about [●], 2013.

Voting and Revocability of Proxies

All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the Special Meeting in accordance with the instructions of the stockholder. Below is a list of the different votes stockholders may cast at the Special Meeting pursuant to this solicitation.

In voting on the authorization of our Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors, stockholders may vote in one of the following ways:

1.   in favor of the proposal,

2.   against the proposal, or

3.   abstain from voting on the proposal.

Stockholders should specify their choice for each matter on the enclosed form of proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the authorization of our Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors.

In addition, if other matters come before the Special Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder submitting a proxy has the power to revoke it at any time prior to its exercise by submitting a later dated and properly executed proxy (including by means of a telephone or Internet vote), by voting in person at the Special Meeting or by submitting a written notice, bearing a later date than the proxy, addressed to Secretary, PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445.

A quorum must be present at the Special Meeting. According to our bylaws, the presence in person or by proxy of the holders of shares representing a majority of the voting power of all the outstanding shares of capital stock entitled to vote at the Special Meeting will constitute a quorum. If you have returned valid proxy instructions or attend the Special Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Special Meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

Authorization of the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors, will require the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. For this proposal, abstentions and broker non-votes will have the same effect as a vote against the proposal.

The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by stockholders interested in voting via the telephone or the internet are set forth on the proxy card.

Record Date and Share Ownership

Under our bylaws, the record date can be no more than 60 and no less than 10 days before the Special Meeting. Owners of record of our shares of common stock at the close of business on [●], 2013, will be entitled to vote at the Special Meeting or adjournments or postponements thereof. Each owner of record of our common stock on such date is entitled to one vote for each share of common stock so held.

As of the close of business on [●], 2013, there were [●] shares of common stock outstanding entitled to vote at the Special Meeting. A majority of the [●] shares must be present, in person or by proxy, to conduct business at the Special Meeting.

For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Dissenters' Rights of Appraisal

Our stockholders do not have dissenters’ rights of appraisal under Delaware law in connection with any proposals to be voted upon at the Special Meeting.

Expense of Solicitation

We will bear the expense of solicitation of proxies. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the Special Meeting. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers and nominees who hold stock in their name to furnish our proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

TABLE OF CONTENTS

		Page

1.	Authorization of the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors	1

2.	Security Ownership of Certain Beneficial Owners and Management	7

3.	Other Matters	9

(Proposal 1)

AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF 1-FOR-10 TO 1-FOR-25, SUCH RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

Summary

Our Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board of Directors to amend our Second Amended and Restated Certificate of Incorporation, as amended, which we will refer to as the Certificate of Incorporation, to effect a reverse stock split of our issued and outstanding common stock at a ratio in the range of 1-for-10 to 1-for-25. Approval of this Proposal No. 1 will grant the Board of Directors the authority, without further action by the stockholders, to carry out such action any time prior to our Annual Meeting of Stockholders in 2013, with the exact exchange ratio and timing to be determined at the discretion of the Board of Directors. The exchange ratio range of 1-for-10 to 1-for-25 is based on the trading price of our common stock over the last twelve months.

A sample form of the certificate of amendment to our Certificate of Incorporation relating to this Proposal No. 1, which we would file with the Secretary of State of the State of Delaware to effect the reverse stock split, is attached to this proxy statement as Annex A.

Except for adjustments that may result from the treatment of fractional shares resulting from the reverse stock split, as explained below under the caption “Fractional Shares,” each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split.

Rationale for a Reverse Stock Split

The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares through a reverse stock split. Immediately following the completion of the reverse stock split, the number of shares of PositiveID common stock issued and outstanding or held in treasury will be reduced proportionately based on the reverse stock split ratio of 1-for-10 to 1-for-25, as determined by the Board of Directors.

A reverse stock split by a publicly traded company reduces the number of shares outstanding, but leaves the market capitalization of the company the same, which results in an increase in the price per share of the company’s stock. Put another way, after a reverse stock split, the enterprise value of the company is spread over fewer shares and so the per share price of the stock will be higher.

The Board of Directors believes implementing a reverse stock split is likely to increase the market price for PositiveID common stock as fewer shares will be outstanding. The Board of Directors further believes that the increased market price of PositiveID common stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of PositiveID common stock and encourage interest and trading in PositiveID common stock.

We are asking stockholders to approve this Proposal because we believe a reverse stock split will result in a higher price per share for outstanding shares of our common stock. This, we believe, could provide a number of potential advantages.

Potential Advantages from a Reverse Stock Split

We believe that the reverse stock split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell his, her or its shares, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our common stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage further interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our common stock than that which currently exists.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all PositiveID common stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our common stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before a reverse stock split. For example, based on the closing price of our common stock on February 28, 2013 of $0.02 per share, if the Board of Directors were to implement the reverse stock split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our common stock would be $0.20 (that is, $0.02 × 10) per share or greater. In many cases, the market price of a company’s shares declines after a reverse stock split.

Accordingly, the total market capitalization of our common stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

The proposed reverse stock split may decrease the liquidity of our stock.

The liquidity of our capital stock may be harmed by the proposed reverse split given the reduced number of shares that will be outstanding after the reverse stock split, particularly if the stock price does not increase as a result of the reverse stock split.  In addition, the proposed reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales.

If we effect a reverse stock split, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While our Board of Directors believes that a higher stock price may help generate greater/broader investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

Principal Effects of the Reverse Stock Split

Reduction of Shares Held by Our Stockholders.

After the effective date of the proposed reverse stock split, each stockholder will own fewer shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent that the reverse split results in any of our stockholders owning a fractional share, as described below.  For example, a holder of two percent of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold two percent of the voting power of the outstanding shares of common stock immediately after the reverse stock split.

The number of stockholders of record will not be affected by the proposed reverse stock split, except to the extent that any stockholder holds only a fractional share interest after the reverse stock split is effected and receives cash for such interest.

Change in Number and Exercise Price of Outstanding Options and Warrants; Change in Number of Shares of Common Stock Underlying, and Conversion Price of, Outstanding Convertible Stock.

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under our equity plans in proportion to the exchange ratio selected by the Board of Directors.

Under the terms of our outstanding equity awards and warrants, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards and warrants in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the exercise price of such awards and warrants.  The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

In addition, the proposed reverse stock split will cause a reduction in the number of shares of common stock issuable upon the conversion of shares of our convertible preferred stock in proportion to the exchange ratio of the reverse stock split and will cause a proportionate increase in the conversion price of such shares of preferred stock.

Reduction in Number of Outstanding Shares; Increase in Number of Unreserved Shares.

If the proposed reverse stock split is effected, it will automatically apply to all shares of our common stock, including the number of shares of our common stock issuable upon the exercise of outstanding stock options and warrants and the conversion of convertible preferred stock.  The proposed reverse stock split will reduce the total number of outstanding shares of common stock by the split ratio determined by our Board of Directors.  The following table contains approximate information relating to our common stock under certain of the possible split ratios, based on share information as of March 1, 2013:

	March 1, 2013	1-for-10	1-for-15	1-for-25
Number of authorized shares	470,000,000	470,000,000	470,000,000	470,000,000

Number of outstanding shares	338,125,708	33,812,571	22,541,714	13,525,028

Number of shares reserved for issuance upon exercise of outstanding stock options and warrants, and the conversion of convertible securities	106,687,848	10,668,785	7,112,523	4,267,514

Number of shares reserved for issuance in connection with future awards under our equity compensation plans (1)	4,083,901	408,390	272,260	163,356

Number of authorized and unreserved shares	21,102,543	425,110,254	440,073,503	452,044,102

(1)   A narrative description of the material terms of our equity compensation plans is set forth in Note 5 to our consolidated financial statements for the year ended December 31, 2011.

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the reverse stock split.  Accordingly, the reverse stock split will have the effect of creating additional unissued and unreserved shares of our common stock.  At present, we have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed reverse stock split.  However, these additional shares may be used by us for various purposes in the future without further stockholder approval including, among other things: (i) raising capital necessary to fund our future operations; (ii) providing equity incentives to our employees, officers, directors and consultants; (iii) entering into collaborations and other strategic relationships; and (iv) expanding our business through the acquisition of other businesses or products.

Regulatory Effects.

Our common stock is currently registered under Section 12(g) of the Securities Exchange of 1934, as amended, or the Exchange Act.  We are subject to the periodic reporting and other requirements of the Exchange Act.  Filing an amendment to the Certificate of Incorporation to effect a reverse stock split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission (the “SEC”).

Board Discretion to Implement the Reverse Stock Split

Should we receive the required stockholder approval of Proposal 1 at the 2013 Special Meeting of Stockholders, our Board of Directors will have the authority to file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware and thereby implement the reverse stock split. The Board of Directors will have the authority to take such action at any time prior to our 2013 Annual Meeting of Stockholders. The Board of Directors intends to take such action only upon a determination by the Board of Directors that such action is in our and our stockholders’ best interests.  Such determination shall be based upon a number of factors, including:

•

the then-existing and expected trading prices for our common stock;

•

the existing and expected marketability and liquidity of our common stock; and

•

the then-prevailing market conditions.

Notwithstanding receipt of the required stockholder approval of Proposal 1 at the 2013 Special Meeting of Stockholders, our Board of Directors may, in its sole discretion, abandon the proposed amendment to our Certificate of Incorporation and determine not to effect the reverse stock split, as permitted under Section 242(c) of the Delaware General Corporation Law.  If the Board of Directors determines not to implement the reverse stock split prior to the 2013 Annual Meeting of Stockholders, we would be required, once again, to seek stockholder approval to implement a reverse stock split.

Effective Date

The proposed reverse stock split would become effective on the date of filing of the proposed amendment to the Certificate of Incorporation (in the form attached to this proxy statement as Annex A) with the office of the Secretary of State of the State of Delaware.  Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior to the effective date will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the reverse stock split ratio determined by the Board of Directors, which ratio shall be within the limits set forth in this Proposal 1.

Fractional Shares

Stockholders will not receive fractional shares in connection with the proposed reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered stockholders who hold their shares of our common stock in certificated form will receive a cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The amount of the cash payment will equal the product obtained by multiplying (a) the number of shares of common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of our common stock as reported on the Over the Counter Bulletin Board Market, or other principal market of our common stock, as applicable, on the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income taxes.  We do not anticipate that the aggregate cash amount paid for fractional shares will be material to us.

No transaction costs will be assessed on stockholders for the cash payment. Stockholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional share interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

Procedures for Exchange of Pre-Reverse Stock Split Shares with Post-Reverse Stock Split Shares

If we implement the proposed reverse stock split, our transfer agent will act as our exchange agent to act for holders of common stock in implementing the exchange of their pre-reverse stock split shares for post-reverse stock split shares.

Registered Certificated Stockholders. Some of our registered stockholders hold all their shares in certificated form. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent, Registrar and Transfer Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.

Registered and Beneficial Stockholders.  We intend to treat stockholders holding common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.01 per share after the reverse stock split.  As a result, on the effective date of the proposed reverse stock split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced proportionately and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced.  In future financial statements, we would restate per share net income or loss and other per share amounts for periods ending before the reverse stock split to give retroactive effect to the reverse stock split. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding.  We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following implementation of the proposed reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us and another company), the proposed reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions to the Board of Directors and stockholders. Other than seeking authorization for the Board of Directors to amend our Certificate of Incorporation to effect the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our company.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Certificate of Incorporation to effect the reverse stock split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities on the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address the tax consequences to holders of shares or our common stock that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split (the “pre-reverse split shares”) were, and the new shares received (the “post-reverse split shares”) will be, held as a “capital asset,” as defined in the Internal Revenue Code (generally, property held for investment).

We believe that the material U.S. federal income tax consequences of the proposed reverse stock split would be as follows:

The proposed reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the reverse stock split qualifies as a reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares.  The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

A holder of the pre-reverse split shares who receives cash generally will recognize gain or loss equal to the difference between the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-reverse split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the proposed reverse stock split.

Our beliefs regarding the tax consequences of the proposed reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, we urge you to consult with your own tax adviser with respect to all of the potential tax consequences to you of the reverse stock split.

Vote Required

To approve Proposal 1, the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR authorization of the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR authorization of the Board of Directors, in its discretion, to amend our Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of March 1, 2013 by:

•

each of our directors;

•

each of our named executive officers;

•

all of our executive officers and directors as a group; and

•

each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 1, 2013 are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name. The percentage of beneficial ownership is based on 338,125,708 shares of our common stock outstanding as of March 1, 2013. Unless otherwise noted below, the address of the persons and entities listed in the table is c/o PositiveID Corporation, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)
Five Percent Stockholders:
William J. Caragol (1)	39,097,907	11.6%
Ironridge Global IV, Ltd. (2)	33,778,758	9.9%
Named Executive Officers and Directors:
William J. Caragol (1)	39,097,907	11.6%
Jeffrey S. Cobb (3)	2,813,750	*
Barry M. Edelstein (4)	2,945,000	*
Michael E. Krawitz (5)	3,970,000	1.2%
Ned L. Siegel (6)	4,176,900	1.2%
Executive Officers and Directors as a group (5 persons) (7)	53,003,557	15.5%

*	Less than 1%

(1)

Mr. Caragol beneficially owns 39,097,907 shares, which includes 250,000 shares issuable upon the exercise of warrants and 50,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013. Mr. Caragol has sole voting power over 39,097,907 shares of our common stock. Mr. Caragol has sole dispositive power over 3,125,000 shares of our common stock. Mr. Caragol lacks dispositive power over 35,972,907 shares which are restricted as to transfer until January 1, 2014 (2,500,000 shares), January 1, 2015 (5,000,000 shares), and January 1, 2016 ( 28,472,907 shares).

(2)

Ironridge Global Partners, LLC (“IGP”), and IGP’s managing members Brendan T. O’Neil, Richard H. Kreger, John C. Kirkland and Keith Coulston may be deemed to beneficially own shares of common stock beneficially owned by Ironridge Global IV, Ltd. (“IV”) and shares of common stock beneficially owned by Ironridge Global III, LLC (“III”), including shares issuable to III upon conversion of the Series F Preferred Stock. The address of the principal business office of IV is Harbour House, Waterfront Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands VG1110. The address of the principal business office of IGP, III, and Messrs. O’Neil, Kreger and Coulston is 425 California Street, Suite 1010, San Francisco, California 94104. The address of the principal business office of Mr. Kirkland is 881 Alma Real Drive, Suite 305, Los Angeles, California 90272. Voting and dispositive power with respect to the shares owned by IV is exercised by David Sims and Peter Cooper, Directors. Voting and dispositive power with respect to shares of our common stock owned by III is exercised by Mr. O’Neil and Mr. Coulston. However, for so long as III or IV or any of their affiliates (“Ironridge”) hold any shares of our common stock, they are prohibited from, among other actions: (1) voting any shares of our common stock owned or controlled by them, or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities of the issuer; (2) engaging or participating in any actions or plans that relate to or would result in, among other things, (a) acquiring additional securities of us, alone or together with any other person, which would result in them collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of our total outstanding common stock or other voting securities, (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation, (c) a sale or transfer of a material amount of assets, (d) changes in our present board of directors or management, (e) material changes in our capitalization or dividend policy, (f) any other material change in our business or corporate structure, (g) actions which may impede the acquisition of control us by any person or entity, (h) causing a class of our securities to be delisted, (i) causing a class of our equity securities to become eligible for termination of registration; or (3) any actions similar to the foregoing.

Each of IGP and Messrs. O’Neil, Kreger, Kirkland and Coulston disclaims beneficial ownership or control of any of the securities listed above.  IGP and Messrs. O’Neil, Kreger, Kirkland and Coulston directly own no shares of the issuer.  However, by reason of the provisions of Rule 13d-3 of the Exchange Act, as amended, IGP or Messrs. O’Neil, Kreger, Kirkland and Coulston may be deemed to beneficially own or control the shares owned by III and IV.  Messrs. O’Neil, Kreger and Kirkland are each managing directors of III and IV, and managing directors, members and 30% beneficial owners of IGP.  Mr. Coulston is a director, member and 10% beneficial owner of IGP.  IGP is a member and beneficial owner of III, and a stockholder and beneficial owner of IV.

For purposes of calculating the percent of class, we have assumed that there were a total of 338,125,708 shares of our common stock outstanding such that 33,778,758 shares beneficially owned would represent approximately 9.99% of the outstanding common stock after such issuance. The 9.99% ownership limitation does not prevent Ironridge from selling some of its holdings and then receiving additional shares.  In this way, Ironridge could sell more than the 9.99% ownership limitation while never holding more than this limit. The Series F Preferred Stock has a provision precluding III from converting any shares of Series F Preferred Stock if such conversion would result in Ironridge being deemed to beneficially own or control more than 9.99% of our outstanding common stock. Subject to the foregoing overall limitation, shares include (1) 1,324,587 shares of common stock beneficially owned by Ironridge, (2) 32,454,171 shares of common stock issuable upon conversion of 500 shares of the Series F Preferred Stock, and (3) a number of shares of common stock issuable upon conversion of any additional shares of Series F Preferred Stock that we may choose to issue in lieu of cash as payment of the 7.65% dividends on the Series F Preferred Stock.

(3)

Includes 1,870,000 shares of our common stock and 943,750 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013. Mr. Cobb lacks dispositive power over 1,500,000 shares, which are restricted until January 1, 2016.

(4)

Includes 1,870,000 shares of our common stock and 1,075,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013. Mr. Edelstein lacks dispositive power over 1,500,000 shares, which are restricted until January 1, 2016.

(5)

Includes 3,070,000 shares of our common stock and 900,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013. Mr. Krawitz lacks dispositive power over 2,500,000 shares, which are restricted until January 1, 2016.

(6)

Includes 3,276,900 shares of our common stock and 900,000 shares of our common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013. Mr. Siegel lacks dispositive power over 3,000,000 shares, which are restricted until January 1, 2016.

(7)

Includes shares of our common stock beneficially owned by current executive officers and directors and shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2013, in each case as set forth in the footnotes to this table.

OTHER MATTERS

Stockholder Proposals for 2013 Annual Meeting. Stockholder proposals intended to be included in our 2013 Proxy Statement must be submitted in writing to our Secretary no later than January 11, 2013, pursuant to Rule 14a-8 of the Exchange Act. However, if we change the date of our 2013 Annual Meeting by more than 30 days from the date of our 2012 Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2013 Annual Meeting. Proposals by stockholders to be presented at our 2013 Annual Meeting (but not intended to be included in our 2013 Proxy Statement) must be submitted in writing to our Secretary no earlier than January 31, 2013, but no later than March 2, 2013, in accordance with our bylaws; however, in the event that 2013 Annual Meeting is called for a date that is not within 45 days before or after the anniversary date of our 2012 Annual Meeting, to be timely, the stockholder’s notice must be received not earlier than the opening of business on the 120th day before the 2013 Annual Meeting and not later than the later of (i) the close of business on the 90th day before the 2013 Annual Meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting is made. Otherwise, the proxies named by our Board of Directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.

Multiple Stockholders Sharing the Same Address. Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to request delivery of a single copy of annual reports or proxy statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a stockholder wishes to receive a separate proxy statement for the 2013 Special Meeting of Stockholders, the stockholder may receive printed copies by contacting Allison Tomek, Investor Relations, 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445 by mail or by calling Allison Tomek at (561) 805-8044.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household in the future should also contact Allison Tomek, Investor Relations, by mail or telephone, as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Special Meeting. If other matters come before the Special Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

WILLIAM J. CARAGOL

Chief Executive Officer

Delray Beach, Florida

[●], 2013

ANNEX A

FORM OF FOURTH CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,

AS PREVIOUSLY AMENDED,

OF

POSITIVEID CORPORATION

PositiveID Corporation, a corporation organized and existing under and by virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors, does hereby certify that:

1.     The name of the corporation (hereinafter called the “Corporation”) is PositiveID Corporation, formerly known as VeriChip Corporation.  The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 29, 2001.

2.     The Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Second Amended and Restated Certificate of Incorporation, as previously amended (the “Certificate of Incorporation”), declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation be amended by changing the first paragraph of Article numbered “IV” so that, as amended, said paragraph shall be and read as follows:

“The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 475,000,000 shares, consisting of 470,000,000 shares of common stock, par value $0.01 per share (the “ Common Stock ”) and 5,000,000 shares of preferred stock, par value $0.001 per shares (the “ Preferred Stock ”).”

No holder of stock of any class or series of the Corporation, whether now or hereafter authorized or issued, shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of any securities convertible into stock of any class or series, or to which are attached or with which are issued warrants or rights to purchase any such stock, whether now or hereafter authorized, issued or sold, whether issued for moneys, property or services, or by way of dividend or otherwise, or any right or subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time fix, pursuant to authority hereby conferred upon it; and any shares of stock or convertible obligations with warrants or rights to purchase any such stock, which the Board of Directors may determine to offer for subscription, may be sold without being first offered to any of the holders of the stock of the Corporation of any class or classes or series or may, as the Board of Directors may determine, be offered to holders of any class or classes or series of stock exclusively or to the holders of all classes or series of stock, and if offered to more than one class or series of stock, in such proportions as between such classes or series of stock as the Board of Directors, in its discretion, may determine.

Effective at [ ].m. on [            ], 20[  ]  (the “Effective Time”), every [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof,  into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of Common Stock.  The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock.  A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of  New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The Over the Counter Bulletin Board, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split.  Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined.”

A-1

3.     Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, on [            ], 2013 upon notice in accordance with Section 222 of the Delaware General Corporation Law, at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

4.     The foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

NOW, THEREFORE, the Corporation has caused this Certificate of Amendment to be signed this ____ day of _______________,   2013.

POSITIVEID CORPORATION

By:
Name:
Title:

A-2

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

POSITIVEID CORPORATION 1690 S. CONGRESS AVENUE, SUITE #201 DELRAY BEACH, FL 33445

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR proposal 1.
For	Against	Abstain
1.	Authorization of the Board of Directors, in its discretion, to amend our certificate of incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-10 to 1-for-25, such ratio to be determined by the Board of Directors	0	0	0

NOTE: In their discretion the individuals designated to vote this proxy are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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POSITIVEID CORPORATION Special Meeting of Stockholders [●], 2013 8:00 A.M. This proxy is solicited by the Board of Directors

The undersigned hereby appoints William J. Caragol and Allison Tomek, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the  shares of common stock, $0.01 par value, of PositiveID Corporation, a Delaware corporation, which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at our principal executive offices located at 1690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445, at 8:00 a.m., Eastern Standard Time, on [___________,] 2013, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

You can vote your proxy by either (i) internet; (ii) telephone; or (iii) mail. Internet and telephone voting is available through 11:59 p.m. (EST) on [________], 2013. To vote by telephone, use any touch-tone telephone and dial 1-800-690-6903. Please have your proxy card and the last four digits of your social security number available when you call. Follow the instructions the recorded voice provides. In order to vote by internet, access the following website www.proxyvote.com. Please have your proxy card and last four digits of your social security number available. Follow the instructions provided to create an electronic ballot.

If you have voted by internet or telephone, there is no need to mail back your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to be Held on [●], 2013 The proxy statement and proxy card are available at: www.proxyvote.com

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

Continued and to be signed on reverse side